Exhibit 4.19

AMENDMENT NUMBER 3 TO THE THIRD

AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDMENT NUMBER 3, dated as of October 18, 2007 (this “Amendment”) to the Third Amended and Restated Credit Agreement, dated as of January 31, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), each entered into by and among TEXTAINER LIMITED, a company with limited liability organized under the laws of Bermuda, as borrower (together with its successors and permitted assigns, the “Borrower”), TEXTAINER GROUP HOLDINGS LIMITED, a company with limited liability organized under the laws of Bermuda, as guarantor (together with its successors and permitted assigns, “TGH”), BANK OF AMERICA, N.A. (“B of A”), FORTIS CAPITAL CORP. (as assignee of Fortis Bank (Nederland) N.V.) (“Fortis”), WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells”) (each of B of A, Fortis and Wells, a “Bank” and collectively, the “Banks”), and B of A, as agent on behalf of the Banks (not in its individual capacity, but solely as agent, the “Agent”). Capitalized terms used herein but not defined herein shall have the same meaning as given to them in the Credit Agreement (as defined below).

RECITALS

WHEREAS, the Borrower, TGH, the Banks and the Agent have entered into the Credit Agreement, pursuant to which the Banks have agreed to extend and make available to the Borrower certain advances of money;

WHEREAS, the parties hereto have agreed to amend certain provisions of the Credit Agreement;

WHEREAS, subject to the representations and warranties of the Borrower and TGH set forth below, and upon the terms and conditions set forth in this Amendment, the parties hereto are willing to so amend the Credit Agreement;

NOW, THEREFORE, in consideration of the foregoing Recitals, and intending to be legally bound, the parties hereto agree as follows:

SECTION 1. Amendments to Credit Agreement. Subject to the terms, conditions and limitations set forth in this Amendment, the terms of the Credit Agreement shall be amended as of October 18, 2007 as follows:

(a) Section 1.1 of the Credit Agreement is amended by inserting the defined term “Textainer Share Purchase” therein in alphabetical order as follows:

““Textainer Share Purchase” means the purchase of three thousand (3,000) of the issued and outstanding Class A shares of TMCL by the Borrower from FB Transportation Capital LLC, a limited liability company organized under the laws of the State of Delaware, pursuant to that certain Share Purchase Agreement to be executed between the Borrower and FB Transportation Capital LLC and the amendment and/or restatement of the bye-laws of TMCL and the Members Agreement.”

(b) Section 6.15(b) of the Credit Agreement is amended and restated in its entirety as follows:

“(b) Investments (i) by Borrower in TMCL, (ii) by TGH in the Borrower, and (iii) by TGH in TEM from the proceeds of the Initial Public Offering not to exceed $20,000,000 in the aggregate;”

(c) Section 6.20 of the Credit Agreement is amended and restated in its entirety as follows:

“6.20 Amendment of TMCL Indenture or Members Agreement. Not modify or alter any definition or other provision of either the TMCL Indenture or the Members Agreement in such a manner as would result in an increase in the aggregate amount set forth in subparagraph (b)(y) the definition of Borrowing Base; provided, however, that, so long as the Textainer Share Purchase occurs on or before March 31, 2008, this Section 6.20 shall not prohibit any such amendment which may result in an increase of any amount set forth in the definition of Borrowing Base which results directly from the increase, pursuant to the Textainer Share Purchase, in the Borrower’s aggregate percentage ownership of the Class A shares of TMCL from 50% to 75%.”

SECTION 2. Limitations on Amendment.

(a) Subject to compliance with the provisions of Section 4 hereof, the amendments set forth in Section 1 of this Amendment shall become effective as of October 18, 2007 and shall be limited precisely as written and shall not be deemed to (i) be a consent to any amendment, waiver or modification of any other term or condition of the Credit Agreement or any other Loan Document, or (ii) otherwise prejudice any right or remedy which the Banks or the Agent may now have or may have in the future under or in connection with any Loan Document.

(b) This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein waived or amended, are hereby ratified and confirmed and shall remain in full force and effect.

SECTION 3. Representations and Warranties. In order to induce the Banks and the Agent to enter into this Amendment, the Borrower, for itself and each of its Subsidiaries, and TGH, for itself and each of its Subsidiaries, jointly and severally, represent and warrant to each Bank and the Agent as follows:

(a) The Borrower and TGH each have the corporate power and authority to execute and deliver this Amendment;

(b) The execution and delivery by each of the Borrower and TGH of this Amendment have been duly authorized by all necessary corporate action on the part of the Borrower and TGH;

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(c) The execution and delivery by each of the Borrower and TGH of this Amendment do not and will not contravene: (i) any law or regulation binding on or affecting the Borrower or TGH, (ii) the memorandum of association, bye-laws or other organizational documents of the Borrower or TGH, (iii) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on the Borrower and/or TGH or (iv) any contractual restriction binding on or affecting the Borrower and/or TGH;

(d) The execution and delivery by each of the Borrower and TGH of this Amendment do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on the Borrower and/or TGH, except as already has been obtained or made; and

(e) This Amendment has been duly executed and delivered by each of the Borrower and TGH, and is the binding obligation of each of the Borrower and TGH, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

SECTION 4. Effectiveness. The effectiveness of this Amendment is subject to the condition precedent that the Agent shall have received all of the following, each duly executed and dated as of the date of this Amendment, in form and substance satisfactory to the Banks, and each in sufficient number of signed counterparts to provide one for each Bank:

(a) this Amendment by the Borrower, TGH, each of the Banks and the Agent;

(b) the Acknowledgment of Amendment and Reaffirmation of Consent and Agreement attached to this Amendment; and

(c) the Acknowledgment of Amendment and Reaffirmation of Guaranty and Pledge Agreement attached to this Amendment.

Upon the satisfaction of the conditions precedent to the effectiveness of this Amendment set forth in this Section 4, the amendments set forth in this Amendment shall be deemed effective for all purposes.

SECTION 5. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF; PROVIDED THAT SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. Consent to Jurisdiction. Borrower and TGH hereby irrevocably consent to the personal jurisdiction of the state and federal courts located in New York County, New York, in any action, claim or other proceeding arising out of any dispute in connection with this Amendment, any rights or obligations hereunder, or the performance of such rights and obligations.

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SECTION 7. Counterparts. This Amendment may be signed in any number of counterparts, and by different parties hereto in separate counterparts (including by facsimile), with the same effect as if the signatures to each such counterpart were upon a single instrument. All counterparts shall be deemed an original of this Amendment.

[Signature pages follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

BORROWER:	TEXTAINER LIMITED

	By:	/s/ ERNEST J. FURTADO
	Printed Name:	ERNEST J. FURTADO
	Title:	SENIOR VICE PRESIDENT
AND CHIEF FINANCIAL OFFICER

GUARANTOR:	TEXTAINER GROUP HOLDINGS LIMITED

	By:	/s/ ERNEST J. FURTADO
	Printed Name:	ERNEST J. FURTADO
	Title:	SENIOR VICE PRESIDENT
AND CHIEF FINANCIAL OFFICER

Amd. No. 3 to

Third A&R

Credit Agreement

BANKS:	BANK OF AMERICA, N.A.

	By:	/s/ David P. Meehan
	Printed Name:	David P. Meehan
	Title:	Vice President

FORTIS CAPITAL CORP.

	By:	[Signature illegible]
Printed Name:
Title:

	By:	[Signature illegible]
Printed Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION

	By:	/s/ Thomas M. Gloger
	Printed Name:	Thomas M. Gloger
	Title:	Vice President

AGENT:	BANK OF AMERICA, N.A., as Agent

	By:	/s/ Matthew Correia
	Printed Name:	Matthew Correia
	Title:	Vice President

Amd. No. 3 to

Third A&R

Credit Agreement

ACKNOWLEDGMENT OF AMENDMENT

AND REAFFIRMATION OF GUARANTY AND PLEDGE AGREEMENT

Section 1. Textainer Group Holdings Limited, a Bermuda company (“TGH”) hereby acknowledges and confirms that it has reviewed and approved the terms and conditions of this Amendment.

Section 2. TGH hereby consents to this Amendment and agrees that its guaranty of the Obligations of the Borrower under the Credit Agreement, as amended, pursuant to that certain Third Amended and Restated Guaranty and Pledge Agreement, dated as of January 31, 2007, executed by TGH for the benefit of the Banks and the Agent (as amended, modified or supplemented from time to time in accordance with the terms of the Loan Documents, the “Guaranty and Pledge Agreement”), shall continue in full force and effect, shall be valid and enforceable and shall not be impaired or otherwise affected by the execution of this Amendment or any other document or instrument delivered in connection herewith.

TEXTAINER GROUP HOLDINGS LIMITED

By:	/s/ ERNEST J. FURTADO
Printed Name:	ERNEST J. FURTADO
Title:	SENIOR VICE PRESIDENT
AND CHIEF FINANCIAL OFFICER

ACKNOWLEDGMENT OF AMENDMENT AND REAFFIRMATION OF

CONSENT AGREEMENT

Section 1. Textainer Equipment Management Limited, a Bermuda company and successor in interest to Textainer Equipment Management N.V. (“TEM”) hereby acknowledges and confirms that it has reviewed and approved the terms and conditions of this Amendment.

Section 2. TEM hereby consents to this Amendment and agrees that its acknowledgment of and consent to the Obligations of the Borrower under the Credit Agreement, as amended, pursuant to that certain Second Amended and Restated Consent and Agreement, dated as of January 31, 2007, executed by TEM (as amended, modified or supplemented from time to time in accordance with the terms of the Loan Documents, the “Consent and Agreement”) shall continue in full force and effect, shall be valid and enforceable and shall not be impaired or otherwise affected by the execution of this Amendment or any other document or instrument delivered in connection herewith.

TEXTAINER EQUIPMENT MANAGEMENT LIMITED

By:	/s/ Christopher C. Morris
Printed Name:	Christopher C. Morris
Title:

For and on behalf of Continental Management Limited Assistant Secretary